Exhibit 6.91.3

# AGREEMENT TO AMEND CONTRACT

**WARNING:** ALL PARTIES, INCLUDING ANY LENDER AND SETTLEMENT AGENT, MUST BE PROVIDED A COPY OF THIS AGREEMENT

**Arrived Holdings, Inc**, as Buyer, and [redacted], as Seller, have entered into a contract on the Offer to Purchase and Contract (form 2-T) or the Offer to Purchase and Contract - Vacant Lot/Land (form 12-T) ("Contract") regarding the purchase and sale of the following property (insert property address): **116 Canvasback Drive, Durham, NC 27704** ("Property").

**Buyer and Seller hereby agree to amend the Contract as set forth below *[check applicable box(es)]*:**

☐ **Purchase Price.** The Purchase Price is hereby changed from: $ ________ to: $ ________ .

☐ (Additional) Earnest Money. The (Additional) Earnest Money Deposit is hereby changed from: $ ________ to: $ ________ .

☐ **(Additional) Earnest Money Deposit Date:** The date by which the (Additional) Earnest Money Deposit shall be paid to Escrow Agent is hereby changed to extend through 5:00 p m. on: ________ .

☐ **Building Deposit.** The Building Deposit is hereby changed from: $ ________ to: $ ________ .

☐ **Due Diligence Fee.** The Due Diligence Fee paid to Seller is hereby changed from: $ ________ to: $ ________ .

☐ **Due Diligence Period.** The expiration date of the Due Diligence Period is hereby changed to extend through 5:00 p m. on ________ , ***TIME BEING OF THE ESSENCE.***

☐ **Escrow Agent.** The Escrow Agent is hereby changed to: ________ .

**NOTE:** Use the ESCROW AGENT ACKNOWLEDGMENT OF RECEIPT OF EARNEST MONEY DEPOSIT

☒ **Settlement Date.** The Settlement Date is hereby changed to: **December 17, 2021** .
☐ *(check only if the following also will apply)* The Delay in Settlement/Closing paragraph in the Contract is hereby amended for the sole purpose of changing the permitted time a Delaying Party may delay in completing Settlement and Closing from seven (7) days to four (4) days.

☐ **Expenses.** The amount Seller shall pay at Settlement toward Buyer's expenses associated with the purchase of the Property is hereby changed from: $ ________ to: $ ________ .

☐ **Home Warranty.** The Home Warranty paragraph of the Contract is hereby changed to provide as follows:
☐ No home warranty is to be provided by Seller.
☐ Buyer may obtain a one-year home warranty at a cost not to exceed $ ________ which includes sales tax and Seller agrees to pay for it at Settlement.

All terms and conditions of the Contract not specifically amended herein shall remain in full force and effect.

THE NORTH CAROLINA ASSOCIATION OF REALTORS®, INC. MAKES NO REPRESENTATION AS TO THE LEGAL VALI[redacted]NY PROVISION OF THIS FORM IN ANY SPECIFIC TRANSACTION.

Buyer[redacted] Date 11/24/2021
Arrived Holdings, Inc

Buyer: ______________________ Date __________

Entity Buyer:
Arrived Holdings, Inc
(Name of LLC/Corporation/Partnership/Trust/etc.)

By: ______________________

Name: [redacted]

Title: ______________________

Date: ______________________

Seller: ______________________ Date __________
[redacted]

Seller: ______________________ Date __________

Entity Seller:
[redacted]
(Name of LLC/Corporation/Partnership/Trust/etc.)

By: [redacted]

Name: [redacted]

Title: Authorized Signer on Behalf of [redacted]

Date: 11 / 24 / 2021